EXHIBIT 99.1

International Remote Imaging Systems Announces Departure of Corporate Vice President and Chief Financial Officer John Caloz

CHATSWORTH, Calif., Dec. 1, 2003 (PRIMEZONE) -- International Remote Imaging Systems, Inc. (AMEX:IRI), a manufacturer and marketer of automated IVD urinalysis systems and medical devices for hospitals and clinical laboratories worldwide, today announced that John Caloz, Corporate Vice President and Chief Financial Officer, has left the Company.

"John's skills and integrity as a CFO are impeccable and we appreciate everything that he has done for the Company. We wish him well in his new endeavors," stated Cesar Garcia, President and Chief Executive Officer of International Remote Imaging Systems. "We are now interviewing potential candidates for the position who have excellent resumes and international financial experience, reflecting the Company's transition into a global business."

The Company

International Remote Imaging Systems, Inc. is a leader in automated urinalysis technology and image flow cytometry. The Company's Iris Diagnostics Division is a leader in automated urinalysis technology with workstations in major medical institutions throughout the world. Using a patented Automated Intelligent Microscopy (AIM) technology, the Auto-Analyte Recognition software (AAR) and more recently, the neural network-based Auto-Particle Recognition (APR) technology, a significant reduction in the cost and time consuming steps for manual microscopic analysis can be achieved. The StatSpin(r) subsidiary, based in Norwood, Mass., is a worldwide leader in accelerated sample preparation for blood, body fluids and urine analysis. The subsidiary makes innovative centrifuges and blood analysis products, including the world's fastest blood separator (30 seconds). StatSpin's worldwide markets include medical institutions, commercial laboratories, clinics, doctors' offices, veterinary labs and research facilities. Its bench top centrifuges are dedicated to applications for manual specimen preparation for coagulation, cytology, hematology, and urinalysis. Advanced Digital Imaging Research, LLC (ADIR), is a research and development subsidiary based in the Houston, Texas area. ADIR assists in the advancement of proprietary imaging technology while conducting government-sponsored research and development in medical imaging and software, and contract research for corporate clients.

Safe Harbor Provision

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: unexpected technical and marketing difficulties inherent in major product development efforts such as the current project to improve the Company's urinalysis workstation product line; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

CONTACTS:  International Remote Imaging Systems, Inc.
           Cesar Garcia, President and Chief Executive Officer
           (818) 709-1244

           The Wall Street Group, Inc.
           Ron Stabiner
           (212) 888-4848